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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                   SECURITY ASSOCIATES INTERNATIONAL, INC.
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           (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                        87-0467198
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    (State of Incorporation or Organization)                 (I.R.S. Employer
                                                             Identification No.)

 2101 SOUTH ARLINGTON HEIGHTS ROAD, ARLINGTON HEIGHTS, ILLINOIS    60005-4142
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                   (Address of Principal Executive Offices)        (Zip Code)

If this Form relates to the registration     If this Form relates to the
of a class of debt securities and is         registration of a class of debt
effective upon filing pursuant to General    securities and is to become
Instruction A(c)(1) please check the         effective simultaneously with the
following box.      [  ]                     effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.   [  ]



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      NONE


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:



                        Common Stock, $.001 Par Value
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                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of capital stock to be registered is designated as Common Stock, $.001 par value. Information regarding such stock is incorporated by reference from "Description of Capital Stock" at page 43 of the preliminary Prospectus included in the Registrant's Registration Statement on Form S-1, File No. 333-31775, filed with the Securities and Exchange Commission on July 22, 1997, as amended on September 8, 1997, October 2, 1997 and October 16, 1997.

ITEM 2.   EXHIBITS.

     1.1  Specimen Common Stock Certificate*
     2.1  Amended and Restated Certificate of Incorporation of the Company*
     2.2  Certificate of Designations, Rights, Preferences and
          Limitations of 12% Redeemable Preferred Stock, $10.00 par value per share*
     2.3  Certificate of Designations, Rights, Preferences and
          Limitations of Convertible Preferred Stock, $10.00 par value per share*
     2.4  By-Laws of the Company*


     * Incorporated by reference from Registrant's Registration Statement on Form S-1, File No. 333-31775, filed with the Securities and Exchange Commission on July 22, 1997.


                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     SECURITY ASSOCIATES INTERNATIONAL, INC.

Dated:  October 16, 1997             BY:  /s/ James S. Brannen
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                                        James S. Brannen
                                        President and Chief Executive Officer